Exhibit 99.2

RUCHENG WENCHUAN GAS CO., LTD.

RUCHENG WENCHUAN GAS CO., LTD

BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$98	$8,822
Other receivable	2,039	2,909
Advance to supplier	101,966	101,811
Total Current Assets	104,103	113,542

Property, plant, and equipment, net	418,555	492,413

Total Assets	$522,658	$605,955

Liabilities and Stockholders’ Deficit

Current Liabilities
Accrued expenses	$55,713	$32,560
Due to related parties	2,567,300	2,552,596
Total Current Liabilities	2,623,013	2,585,156

Total Liabilities	2,623,013	2,585,156

Commitments and contingencies

Stockholders’ Deficit
Capital	92,598	92,598
Accumulated deficit	(2,347,677)	(2,228,134)
Accumulated other comprehensive income	154,724	156,335
Total Stockholders’ deficit	(2,100,355)	(1,979,201)

Total Liabilities and Stockholders’ Deficit	$522,658	$605,955

The accompanying notes are an integral part of these financial statements.

RUCHENG WENCHUAN GAS CO., LTD

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For The Six Months Ended		For The Three Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net revenue	$-	$-	$-	$-
Cost of revenue	-	-	-	-
Gross profit	-	-	-	-

General and administrative expenses	(119,543)	(86,520)	(58,735)	(42,969)
Total operating expense	(119,543)	(86,520)	(58,735)	(42,969)

Loss from operations before income taxes	(119,543)	(86,520)	(58,735)	(42,969)
Provision for income tax	-	-	-	-

Net loss	(119,543)	(86,520)	(58,735)	(42,969)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(1,611)	35,308	46,280	107,113
Comprehensive income (loss)	$(121,154)	$(51,212)	$(12,455)	$64,144

The accompanying notes are an integral part of these financial statements.

RUCHENG WENCHUAN GAS CO., LTD

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

			Accumulated
			Other	Total
	Capital	Accumulated	Comprehensive	Stockholders’
	Amount	Deficit	Income (Loss)	Equity
Balance at December 31, 2018	$92,598	$(2,228,134)	$156,335	$(1,979,201)
Foreign currency translation	-	-	(47,891)	(47,891)
Net loss for the period ended March 31, 2019	-	(60,808)	-	(60,808)
Balance at March 31, 2019	$92,598	$(2,288,942)	$108,444	$(2,087,900)
Foreign currency translation	-	-	46,280	46,280
Net loss for the period ended June 30, 2019	-	(58,735)	-	(58,735)
Balance at June 30, 2019	$92,598	$(2,347,677)	$154,724	$(2,100,355)

			Accumulated
			Other	Total
	Capital	Accumulated	Comprehensive	Stockholders’
	Amount	Deficit	Income (Loss)	Equity
Balance at December 31, 2017	$92,598	$(2,051,583)	$46,812	$(1,912,173)
Foreign currency translation	-	-	(71,805)	(71,805)
Net loss for the period ended March 31, 2018	-	(43,551)	-	(43,551)
Balance at March 31, 2018	$92,598	$(2,095,134)	$(24,993)	$(2,027,529)
Foreign currency translation	-	-	107,113	107,113
Net loss for the period ended June 30, 2018	-	(42,969)	-	(42,969)
Balance at June 30, 2018	$92,598	$(2,138,103)	$82,120	$(1,963,385)

The accompanying notes are an integral part of these financial statements.

RUCHENG WENCHUAN GAS CO., LTD

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(119,543)	$(86,520)
Depreciation	75,506	80,465
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accrued expenses	23,380	5,740
Net cash used in operating activities	(19,773)	(315)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from loans from related parties	10,930	314
Net cash provided by financing activities	10,930	314

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	119	1

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(8,724)	-

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	8,822	18
CASH & CASH EQUIVALENTS, ENDING BALANCE	$98	$18

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

RUCHENG WENCHUAN GAS CO., LTD.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Rucheng Wenchuan Gas Co., Ltd. (“the Company”) was incorporated under the laws of the People’s Republic of China (the “PRC”) on March 31, 2006. The Company is primarily engaged in the production and sale of gases for industrial and medical purposes, such as oxygen and nitrogen, in the PRC. The Company is in the process of improving its facilities and has not commenced its gas production or generated any revenues.

The fiscal year-end of the Company is December 31.

NOTE 2. GOING CONCERN

These financial statements have been prepared on the basis of accounting principles applicable to going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss of $119,543 and $86,520 for the six months ended June 30, 2019 and 2018, respectively, and working capital deficits of $2,518,910 and $2,471,614 as of June 30, 2019 and December 31, 2018, respectively. Additionally, the Company had an accumulated deficit of $2,347,677 as of June 30, 2019. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. The Company can give no assurances that any additional capital that it is able to obtain, if any, will be sufficient to meet its needs.

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders or other related party(ies). However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit with banks and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. There is no insurance securing these deposits in the PRC. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Advances to Suppliers

The Company advances funds to certain suppliers for the purchase of machinery and equipment. Based on management’s evaluation, no allowance for advances to suppliers is required at the balance sheet dates.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Buildings	20 years
Machinery and equipment	10 years
Office equipment	5 years
Vehicles	5 years

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized and transferred to property, plant and equipment on completion, at which time depreciation commences.

Impairment of Long-lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment reassessed and recorded by the management for the six months ended June 30, 2019 and 2018.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The functional currency of the Company and its subsidiaries is the Chinese Yuan or Renminbi (“RMB”). The Company’s subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. For the Company and its subsidiaries whose functional currencies are other than the U.S. dollar, all asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at the historical rates and items in the income statement and cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Fair Values of Financial Instruments

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company’s financial instruments primarily consist of cash and cash equivalents, other receivables, advances to suppliers, accrued expenses, other payables, and related party borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Recent Accounting Pronouncements

In August 2018, the FASB issued Accounting Standards Update (ASU) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”, which changes the fair value measurement disclosure requirements of ASC 820. This update is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its financial statements.

NOTE 4. OTHER RECEIVABLES, NET

The Company had other receivable of $2,039 and $2,909 as of June 30, 2019 and December 31, 2018, respectively, which consist of security deposits.

NOTE 5. ADVANCE TO SUPPLIERS

The Company had advance to suppliers of $101,966 and $101,811 as of as of June 30, 2019 and December 31, 2018, respectively. Advance to suppliers was made related to the purchase of equipment.

NOTE 6. PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment consisted of the following:

	June 30, 2019	December 31, 2018

Machinery and equipment	$1,606,047	$1,603,595
Buildings	31,938	31,890
	1,637,985	1,635,485
Less: Accumulated depreciation	(1,117,890)	(1,041,686)
Less: Accumulated impairment	(101,540)	(101,386)
Property, plant, and equipment, net	$418,555	$492,413

Depreciation expense for the six months ended June 30, 2019 and 2018 were $75,506 and $80,465, respectively.

NOTE 7. ACCRUED EXPENSES

Accrued expenses consisted of the following:

	June 30, 2019	December 31, 2018
Accrued local taxes	$37,038	$32,269
Accrued professional fees	18,500	-
Accrued payroll	175	291
	$55,713	$32,560

NOTE 8. INCOME TAX

PRC

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose an unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions. As such, starting from January 1, 2008, the Company’s subsidiary in PRC are subject to an enterprise income tax rate of 25%. The Company had recorded no income tax provisions for the six months ended June 30, 2019 and 2018.

Provision for income tax expense (benefit) consists of the following:

For the Six Months ended June 30,
	2019	2018
Current
China	-	-

Deferred
China	-	-

Total provision for income tax expense (benefit)	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Six Months ended June 30,
	2019	2018

PRC statutory tax	25.0%	25.0%
Net permanent differences	(25.0)%	(25.0)%
Effective income tax rate	0.0%	0.0%

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent that the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

At December 31, 2018 and 2017, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized and have a 100% valuation allowance associated with its deferred tax assets.

NOTE 9. RELATED PARTY TRANSACTIONS AND BALANCES

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company
Shenzhen Wenchuan Gas Co., Ltd.	Mr. Jiannan Wu is the president and legal representative of this entity
Rucheng County Minhang Special Gas Co., Ltd	Mr. Jiannan Wu is the president and legal representative of this entity
Jiannan Wu	Shareholder, president, and legal representative of the Company
Dongzhi Zhang	Chairman of the Board of RZZN (see Note 10)

Due to related parties:

	June 30,	December 31,
	2019	2018

Shenzhen Wenchuan Gas Co., Ltd.	$2,481,978	$2,480,059
Rucheng County Minhang Special Gas Co., Ltd.	50,507	50,430
Dongzhi Zhang	18,500	-
Jiannan Wu	16,315	22,107
	$2,567,300	$2,552,596

Due to related parties were non-trade balances advanced from its related parties for the Company’s purchase of equipment and daily operating expenses. The balances are unsecured, non-interest bearing, and payable on demand.

NOTE 10. STOCKHOLDERS’ DEFICIT

The Company has registered capital of RMB 600,000, or approximately $92,598, with the PRC government. Mr. Jiannan Wu, who serves as the president, and legal representative of the Company, owned 94.77% of the Company’s outstanding shares.

Huazhongyun Group Co., Limited (“Huazhongyun”) was incorporated in Hong Kong on November 30, 2010 under the laws of Hong Kong. Jialijia Jixiang Investment (Changzhou) Co., Ltd, (“Jialijia (Changzhou)”) is a company incorporated under the laws of the PRC on June 13, 2017. Jialijia (Changzhou) is a wholly-owned subsidiary of Huazhongyun. Both Huazhongyun and Jialijia (Changzhou) are holding companies and have not carried out substantive business operations of their own.  As of December 31, 2018, Huazhongyun owned 6,000,000 shares of Jialijia Group Corporation Limited, formerly known as Rizzen, Inc. (“RZZN”), a company incorporated under the State of Nevada on October 21, 2015, which represent approximately 82% of RZZN’s shares of common stock issued and outstanding.

On January 7, 2019, Jialijia (Changzhou) entered into an equity transfer agreement with Mr. Jiannan Wu, pursuant to the equity transfer agreement, Mr. Jiannan Wu agreed to transfer 70% of his ownership of the Company to Jialijia (Changzhou), in exchange of RMB 1,000,000 and 2,860,000 common shares of RZZN owned by Huazhongyun. Immediately after the equity transfer agreement, Jialijia (Changzhou) owns 70% of the ownership and becomes the controlling shareholder of the Company.

NOTE 11. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2019 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”